As filed with the U.S. Securities and Exchange Commission on August 13, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VEEA INC.

(Exact name of registrant as specified in its charter)

Delaware	7373	98-1577353
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

164 E. 83rd Street

New York, NY 10028

(212) 535-6050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Allen Salmasi, Chief Executive Officer
164 E. 83rd Street

New York, NY 10028

(212) 535-6050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart Neuhauser, Esq.	Ron Ben-Bassat, Esq.
Jonathan Deblinger, Esq.	Eric Victorson, Esq
Ellenoff Grossman & Schole LLP	Sullivan & Worcester LLP
1345 6th Ave	1251 Avenue of the Americas
New York, NY 10105	New York, NY 10020
Tel: (212) 370-1300	Tel: (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-288878)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This 462(b) Registration Statement relates to the reasonable best efforts public offering of securities (the “Offering”) contemplated by the Registration Statement on Form S-1 (File No. 333-288878), which was initially filed with the United States Securities and Exchange Commission (the “SEC”) on July 23, 2025, and which was declared effective by the SEC on August 12, 2025 (the “Prior Registration Statement”). The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated herein by reference.

This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering additional securities of the same classes as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price by $1,402,101.60, which includes $239,096 worth of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and common warrants to purchase up to $1,163,005.60 worth of Common Stock.

The additional securities that are being registered for sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

CERTIFICATION

The registrant hereby (i) undertakes to pay the SEC the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on August 14, 2025) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Ellenoff Grossman & Schole LLP
23.1	Consent of PKF O’Connor Davies, LLP, independent registered accounting firm.
23.2	Consent of Ellenoff Grossman & Schole LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney
107	Filing Fee

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 13th day of August 2025.

Veea Inc.

By:	/s/ Allen Salmasi
Name:	Allen Salmasi
Title:	Chief Executive Officer

Name	Position	Date

/s/ Allen Salmasi	Chief Executive Officer, Director	August 13, 2025
Allen Salmasi	(Principal Executive Officer)

/s/ Randal Stephenson	Acting Chief Financial Officer	August 13, 2025
Randal Stephenson	(Principal Financial Officer)

*	Director	August 13, 2025
Douglas Maine

*	Acting Chief Revenue Officer and Director	August 13, 2025
Helder Antunes

*	Director	August 13, 2025
Michael Salmasi

*	Director	August 13, 2025
Kanishka Roy

*	Director	August 13, 2025
Gary Cohen

*	Director	August 13, 2025
Alan Black

*	Pursuant to Power of Attorney

By:	/s/ Allen Salmasi
Allen Salmasi
Attorney-in-Fact

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